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                                                                    EXHIBIT 32.2


                             CERTIFICATE PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*



     In connection with the Amendment No.1 to Annual Report of SiVault Systems, Inc. (the "Company") on Form 10-KSB for the year ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne Taylor, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





                                             /s/ Wayne Taylor
                                             -----------------------------
                                             Wayne Taylor,
                                             Interim Chief Financial Officer

Dated:  October 28, 2004